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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-17485, 333-30933, 333-17487, 333-41535, 333-27279, 333-23249, 333-27281,
333-41537, 333-48777, 333-76261, 333-33442, 333-33934, 333-58056, 333-101973 and
333-113705 on Form S-8, Registration Statement No. 333-24291 on Form S-3 and Registration Statement No. 333-123752 on Form S-4 of our report dated March 8, 2005, May 10, 2005 as to Note 4, relating to the consolidated financial statements and financial statement schedule of Tenneco Automotive Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs related to a change in accounting for goodwill and intangible assets upon adoption of Statement of Financial Accounting Standards No. 142 and a change in method of accounting for certain inventory from the last-in, first-out method ("LIFO") to the lower of cost, determined on a first-in, first-out ("FIFO") basis, or market method) and our report dated March 8, 2005 relating to management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Tenneco Automotive Inc. for the year ended December 31, 2004.







Deloitte & Touche, LLP
Chicago, Illinois
May 12, 2005